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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Forms S-8, Numbers 33-25768 and 33-69638) of Drug Emporium, Inc. and subsidiaries of our report dated April 4, 1997, with respect to the consolidated financial statements of Drug Emporium, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended March 1, 1997.

                                                               ERNST & YOUNG LLP

  Columbus, Ohio
  May 19, 1997